UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, #455, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 1, 2017, Zogenix, Inc. (the “Company”) announced that the European Commission (“EC”) has designated ZX008 (fenfluramine) as an orphan medicinal product for the treatment of Lennox Gastaut Syndrome (“LGS”), a refractory, debilitating childhood-onset epilepsy. The EC’s approval follows a positive opinion in January from the European Medicine Agency’s (EMA) Committee for Orphan Medicinal Products.

Orphan Drug Designation is granted by the EC to drugs that are intended for the treatment of life-threatening or chronically debilitating, rare diseases where no satisfactory treatment of the condition concerned is authorized. If such a treatment exists, then the medicine must be of significant benefit to those affected by the condition. Rare diseases are those defined as having a prevalence of not more than five per 10,000 population in Europe. The Orphan Drug Designation provides potential incentives for the sponsor from the European Union to develop a medicine for a rare disease, such as protocol assistance, reduced fees, funding from the EC for clinical trials, and protection from competition once the medicine is placed on the market, including ten years of market exclusivity.

The Company is currently enrolling patients in the U.S. and internationally for a ZX008 Phase 3 program in Dravet syndrome, another intractable, severe epilepsy that begins in infancy. ZX008 is designated as an orphan drug in both the U.S. and Europe, and it also received Fast Track designation in the U.S., for the treatment of Dravet syndrome.

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The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the potential commercialization of ZX008; ZX008’s potential as a treatment for seizures associated with LGS; the enrollment of patients in the on-going Phase 3 clinical trials of ZX008 for patients with Dravet syndrome; the continued evaluation of patients in the open-label Phase 2 clinical trial of ZX008 for patients with LGS and the timing of the launch of a Phase 3 program for LGS. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: risks that the benefits associated with orphan drug designation may not be realized, including that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the uncertainties associated with the clinical development and regulatory approval of product candidates such as ZX008, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies may not be predictive of future results; the Company’s reliance on third parties to conduct its clinical trials, enroll patients, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of its drug products, if approved; unexpected adverse side effects or inadequate therapeutic efficacy of ZX008 that could limit approval and/or commercialization, or that could result in recalls or product liability claims; the Company’s ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities; Fast Track designation may not result in an expedited regulatory review process; the potential for distraction of management related to the transition of management responsibilities; and other risks described in the Company’s prior public periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 1, 2017	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary